                                                     RULE NO. 424(b)(2)
                                                     REGISTRATION NO. 333-02839


PROSPECTUS SUPPLEMENT
(To Prospectus dated May 19, 1998)

LOGO         GTE NORTHWEST INCORPORATED


$175,000,000
6.30% Debentures, Series C, Due 2010

Interest payable June 1 and December 1

ISSUE PRICE: 99.659%


The 6.30% Debentures, Series C, Due 2010 (the "New Debentures") will mature on June 1, 2010. Interest on the New Debentures is payable semi-annually on June 1 and December 1, commencing December 1, 1998. The New Debentures will not be redeemable prior to maturity. See "Supplemental Description of New Debentures."

The New Debentures will be represented by global securities registered in the name of the nominee of The Depository Trust Company, as Depository ("DTC"). Beneficial interests in such global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, New Debentures in definitive form will not be issued. Settlement for the New Debentures will be made in immediately available funds. The New Debentures will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the New Debentures will therefore settle in immediately available funds. See "The New Debentures--Book-Entry, Delivery and Form" in the accompanying Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                                   UNDERWRITING
                               PRICE TO            DISCOUNT AND        PROCEEDS TO
                               PUBLIC(1)           COMMISSIONS(2)      COMPANY(1)(3)
------------------------------------------------------------------------------------
Per New Debenture              99.659%             .1824%              99.4766%
------------------------------------------------------------------------------------
Total                          $174,403,250        $319,200            $174,084,050
------------------------------------------------------------------------------------

(1) Plus accrued interest from June 1, 1998 to date of delivery.
(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $210,000.

The New Debentures are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by Milbank, Tweed, Hadley & McCloy, counsel for the Underwriter. It is expected that delivery of the New Debentures will be made on or about June 2, 1998 through the facilities of DTC, against payment therefor in same-day funds.

J.P. MORGAN & CO.

May 28, 1998

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NEW DEBENTURES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NEW DEBENTURES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or the solicitation of an offer to buy the New Debentures by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Supplemental Description of New Debentures.................................. S-3
Underwriting................................................................ S-4

                                  PROSPECTUS

Statement of Available Information..........................................   2
Incorporation of Certain Documents by Reference.............................   2
The Company.................................................................   2
Use of Proceeds.............................................................   3
Consolidated Ratios of Earnings to Fixed Charges............................   3
The New Debentures..........................................................   4
Experts.....................................................................   8
Certain Legal Matters.......................................................   8
Plan of Distribution........................................................   8

                  SUPPLEMENTAL DESCRIPTION OF NEW DEBENTURES

  The following description of specific terms of the New Debentures offered hereby supplements and should be read in conjunction with the description of the general terms and provisions of the New Debentures set forth in the accompanying Prospectus under the caption "The New Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture, dated as of April 1, 1994 (as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996, the "Indenture"), between GTE Northwest Incorporated (the "Company") and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as successor trustee to Bank of America National Trust and Savings Association.

FORM

  The New Debentures will be issued in the form of one or more registered global securities. See "The New Debentures--Book-Entry, Delivery and Form" in the accompanying Prospectus.

PRINCIPAL AMOUNT, MATURITY AND INTEREST

  The New Debentures will be limited to $175,000,000 aggregate principal amount and will mature on June 1, 2010. Interest on the New Debentures will be payable semi-annually on June 1 and December 1, commencing December 1, 1998, to the person or persons in whose name or names the New Debentures are registered at the close of business on the May 15 or November 15, as the case may be, next preceding such interest payment date, subject to certain exceptions provided for in the Indenture.

REDEMPTION

  The New Debentures will not be redeemable prior to maturity.

                                 UNDERWRITING

  J.P. Morgan Securities Inc. (the "Underwriter") has entered into a purchase agreement, dated May 28, 1998, with the Company (the "Purchase Agreement") whereby it has agreed to purchase all of the New Debentures from the Company, subject to the terms and conditions of the Purchase Agreement, the form of which is filed as an exhibit to the Company's Current Report on Form 8-K dated May 19, 1998.

  The Purchase Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the New Debentures is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to purchase all of the New Debentures if any are purchased.

  The Underwriter proposes to offer part of the New Debentures directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of 0.15% of the principal amount of the New Debentures. The Underwriter may allow, and such dealers may reallow, a concession not in excess of 0.10% of the principal amount of the New Debentures to certain other dealers. After the initial offering of the New Debentures the offering price and other selling terms may from time to time be varied by the Underwriter.

  In connection with the offering of the New Debentures, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the New Debentures. Specifically, the Underwriter may overallot in connection with the offering of the New Debentures, creating a short position. In addition, the Underwriter may bid for, and purchase, New Debentures in the open market to cover shorts or to stabilize the price of the New Debentures. Finally, the Underwriter may reclaim selling concessions allowed for distributing the New Debentures in the offering of the New Debentures, if the Underwriter repurchases previously distributed New Debentures in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the New Debentures above independent market levels. The Underwriter is not required to engage in any of these activities, and may end any of them at any time.

  The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Company has been advised by the Underwriter that it presently intends to make a market in the New Debentures, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the New Debentures and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the New Debentures.

  In the ordinary course of its business, the Underwriter and its affiliates have in the past and may in the future engage in commercial banking and investment banking transactions with GTE Corporation ("GTE") and certain of its affiliates, including the Company.

  James L. Ketelsen, a director of J.P. Morgan & Co. Incorporated, of which the Underwriter is an indirect wholly-owned subsidiary, is a director of GTE, the parent of the Company.

                     [LOGO]  GTE NORTHWEST INCORPORATED

                                  DEBENTURES

                               ----------------

  GTE Northwest Incorporated (the "Company") intends to offer from time to time up to $175,000,000 aggregate principal amount of its debentures (the "New Debentures") in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions and other specific terms of each series of New Debentures will be set forth in an accompanying prospectus supplement (a "Prospectus Supplement").

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The Company may sell the New Debentures through underwriters or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters, if any, any applicable commissions or discounts, the price of the New Debentures and the net proceeds to the Company from any such sale or sales.

                               ----------------


                 The date of this Prospectus is May 19, 1998.

                      STATEMENT OF AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the SEC at its prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated herein by reference:

    1. The Annual Report on Form 10-K of the Company for the year ended December 31, 1997;

    2. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1998; and

    3. The Current Report on Form 8-K of the Company dated May 19, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the New Debentures hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to David S. Kauffman, Esq., Assistant Secretary of the Company, at One Stamford Forum, Stamford, Connecticut 06904. Mr. Kauffman's telephone number is (203) 965-2986.

                                  THE COMPANY

  The Company is a corporation incorporated under the laws of the State of Washington. There is no public trading market for the Common Stock of the Company because all of the Common Stock of the Company is owned by GTE Corporation, a New York corporation. The Company, together with its wholly-owned subsidiary, GTE West Coast Incorporated, provides communication services in the states of Washington, Oregon, Idaho and California. The Company's principal executive offices are located at 600 Hidden Ridge, Irving, Texas 75038, telephone number (972) 718-5600.

                                USE OF PROCEEDS

  The net proceeds from the offering and sale of the New Debentures, exclusive of accrued interest, will be applied (A) toward the repayment of short-term borrowings incurred (i) in connection with the redemption on March 31, 1998 of the following series of the Company's first mortgage bonds:

                                                                           TOTAL
                                        OUTSTANDING                      PRINCIPAL
                           ORIGINAL      PRINCIPAL        PREMIUM       AND PREMIUM
              INTEREST     MATURITY      AMOUNT AT        PAID AT            AT
   SERIES       RATE         DATE        REDEMPTION      REDEMPTION      REDEMPTION
   ------     --------     --------     ------------     ----------     ------------
     R         7.125%       6/1/99      $ 18,000,000     $   43,200     $ 18,043,200
     W         8.250        2/1/07        48,000,000      1,094,400       49,094,400
     BB        8.750       4/15/16        75,000,000      2,445,000       77,445,000
                                        ------------     ----------     ------------
                                        $141,000,000     $3,582,600     $144,582,600
                                        ============     ==========     ============

and (ii) for the purpose of financing the Company's construction program and
(B) for general corporate purposes. At March 31, 1998, the Company had short-term borrowings (exclusive of current maturities and inclusive of $195,000,000 of short-term obligations expected to be refinanced on a long-term basis) of approximately $237,015,000 at an annual average interest rate of 5.79%. The Company's construction budget is currently estimated at approximately $269,568,000 for 1998, approximately $67,944,000 of which has been incurred through March 31, 1998, principally for central office equipment, outside plant and land and buildings. The balance of the funds for the completion of the 1998 construction program will be obtained primarily from internal sources and short-term loans.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                      THREE MONTHS
                                         ENDED       YEARS ENDED DECEMBER 31,
                                     MARCH 31, 1998 ---------------------------
                                      (UNAUDITED)   1997 1996 1995 1994 1993(a)
                                     -------------- ---- ---- ---- ---- -------
Consolidated Ratios of Earnings to
 Fixed Charges(b)...................      6.06      7.59 6.02 4.77 4.15  1.32

--------
(a) Results for 1993 include an after-tax restructuring charge of approximately $77,000,000 for the implementation of a re-engineering plan and a one-time, after-tax charge of approximately $5,100,000 related to the enhanced early retirement and voluntary separation programs offered to eligible employees in 1993. Excluding these items, the consolidated ratio of earnings to fixed charges for the year ended December 31, 1993 would have been 3.46.

(b) Computed as follows: (1) "earnings" have been calculated by adding income taxes and fixed charges to income before extraordinary charges; (2) "fixed charges" include interest expense and the portion of rentals representing interest.

                              THE NEW DEBENTURES

  The New Debentures are to be issued as one or more series of the Company's debentures (the "Debentures") under an Indenture, dated as of April 1, 1994, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996 (as amended and supplemented, the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as successor trustee to Bank of America National Trust and Savings Association (the "Trustee"). By resolution of the Board of Directors of the Company or a certificate of authorized officers of the Company pursuant to such a resolution, the Company will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by express reference to, the cited Articles and Sections of the Indenture and the form of New Debenture, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

FORM AND EXCHANGE

  Unless issued in the form of a Global Debenture as described under "Book-Entry, Delivery and Form" below, the New Debentures are to be issued in registered form only in denominations of $1,000 and integral multiples thereof and will be exchangeable for New Debentures of the same series of other denominations of a like aggregate principal amount without charge except for reimbursement of taxes, if any. (ARTICLE TWO)

MATURITY, INTEREST AND PAYMENT

  Information concerning the maturity, interest rate and payment dates of each series of the New Debentures will be contained in a Prospectus Supplement relating to that series of New Debentures.

REDEMPTION PROVISIONS, SINKING FUND AND DEFEASANCE

  Each series of the New Debentures may be redeemed upon not less than 30 days notice at the redemption prices and subject to the conditions that will be set forth in a Board Resolution and in a Prospectus Supplement relating to that series of New Debentures. (ARTICLE THREE) If a sinking fund is established with respect to any series of the New Debentures, a description of the terms of such sinking fund will be set forth in a Board Resolution and in a Prospectus Supplement relating to that series of New Debentures. The Indenture provides that each series of the New Debentures is subject to defeasance. (SECTION 11.02)

BOOK-ENTRY, DELIVERY AND FORM

  If a Prospectus Supplement specifies that any series of the New Debentures will be issued in the form of one or more registered global certificates (for each such series, collectively, the "Global Debenture"), unless otherwise specified in such Prospectus Supplement, the Global Debenture will be deposited with, or an behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee. Except as set forth below, the Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

  The Depository has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers (including the underwriters or dealers named in the Prospectus Supplement relating to the New Debentures), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

  The Depository has advised that pursuant to procedures established by it (i) upon issuance of the New Debentures by the Company, the Depository will credit the accounts of the participants designated by the underwriters or dealers with the principal amounts of the New Debentures purchased by the underwriters or dealers and (ii) ownership of beneficial interests in the Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests) or by the participants and indirect participants (with respect to the owners of beneficial interests in the Global Debenture). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debenture is limited to such extent.

  So long as the Depository's nominee is the registered owner of the Global Debenture, such nominee for all purposes will be considered the sole owner or holder of the New Debentures. Except as provided below, owners of beneficial interests in the Global Debenture will not be entitled to have any of the New Debentures registered in their names and will not receive or be entitled to receive physical delivery of the New Debentures in definitive form.

  Neither the Company, the Trustee, any paying agent of the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Debenture, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Principal and interest payments on the New Debentures registered in the name of the Depository's nominee will be made to the Depository's nominee as the registered owner of the Global Debenture. The Company and the Trustee will treat the persons in whose names the New Debentures are registered as the owners of such New Debentures for the purpose of receiving payment of principal and interest on the New Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent of the Company will have any direct responsibility or liability for the payment of principal and interest on the New Debentures to owners of beneficial interests in the Global Debenture. The Depository has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal and interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debenture as shown in the records of the Depository. Payments by participants and indirect participants to owners of beneficial interests in the Global Debenture will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

  If the Depository is at any time unwilling or unable to continue as depository with respect to an outstanding series of New Debentures or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act or other applicable statute and a successor depository is not appointed by the Company within 90 days, the Company will issue New Debentures in definitive form in exchange for the Global Debenture. In addition, the Company may at any time determine not to have an outstanding series of New Debentures represented by a Global Debenture. In either instance, an owner of a beneficial interest in the Global Debenture will be entitled to have New Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such New Debentures in definitive form. New Debentures so issued in definitive form will be issued in denominations of U.S. $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

RESTRICTIONS

  The New Debentures will not be secured. The Indenture provides, however, that if the Company shall at any time mortgage or pledge any of its property, the Company will secure the New Debentures, equally and ratably with the other indebtedness or obligations secured by such mortgage or pledge, so long as such other indebtedness or obligations shall be so secured. There are certain exceptions to the foregoing, among them that the Debentures need not be secured:

    (i) in the case of (a) purchase money mortgages, (b) conditional sales agreements or (c) mortgages existing at the time of purchase, on property acquired after the date of the Indenture;

    (ii) with respect to certain deposits or pledges to secure the performance of bids, tenders, contracts or leases or in connection with worker's compensation and similar matters;

    (iii) with respect to mechanics' and similar liens in the ordinary course of business;

    (iv) with respect to the Company's first mortgage bonds outstanding on the date of the Indenture, issued and secured by the Company and its predecessors in interest under various security instruments, all of which have been assumed by the Company (collectively, the "First Mortgage Bonds"), and any replacement or renewal (without increase in principal amount or extension of final maturity date) of such outstanding First Mortgage Bonds;

    (v) with respect to First Mortgage Bonds which may be issued by the Company in connection with the consolidation or merger of the Company with or into certain affiliates of the Company in exchange for or otherwise in substitution for long-term senior indebtedness of any such affiliate ("Affiliate Debt") which by its terms (x) is secured by a mortgage on all or a portion of the property of such affiliate, (y) prohibits long-term senior secured indebtedness from being incurred by such affiliate, or a successor thereto, unless the Affiliate Debt shall be secured equally and ratably with such long-term senior secured indebtedness or (z) prohibits long-term senior secured indebtedness from being incurred by such affiliate; or

    (vi) with respect to indebtedness required to be assumed by the Company in connection with the merger or consolidation of certain affiliates of the Company with or into the Company. (SECTION 4.05)

  The Indenture does not limit the amount of debt securities which may be issued or the amount of debt which may be incurred by the Company. (SECTION 2.01) However, while the restriction in the Indenture described above would not afford holders of the New Debentures protection in the event of a highly leveraged transaction in which unsecured indebtedness was incurred, the issuance of most debt securities by the Company, including the New Debentures, does require state regulatory approval (which may or may not be granted). In addition, in the event of a highly leveraged transaction in which secured indebtedness was incurred, the above restriction would require the New Debentures to be secured equally and ratably with such secured indebtedness, subject to the exceptions described above. It is unlikely that a leveraged buyout initiated or supported by the Company, the management of the Company or an affiliate of either party would occur, because all of the common stock of the Company is owned by GTE, which has no current intention of selling its ownership in the Company.

MODIFICATIONS OF INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of any series at the time outstanding and affected by such modification, to modify the Indenture or any supplemental indenture affecting that series of the Debentures or the rights of the holders of that series of Debentures. However, no such modification shall (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of each holder of Debentures then outstanding and affected thereby. (SECTION 9.02)

  The Company and the Trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Debentures. (SECTIONS 2.01, 9.01 and 10.01)

EVENTS OF DEFAULT

  The Indenture provides that the following described events constitute "Events of Default" with respect to each series of the Debentures thereunder:
(a) failure for 30 business days to pay interest on the Debentures of that series when due; (b) failure to pay principal or premium, if any, on the Debentures of that series when due, whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; (c) failure to observe or perform any other covenant (other than those specifically relating to another series) in the Indenture for 90 days after notice with respect thereto; or (d) certain events in bankruptcy, insolvency or reorganization. (SECTION 6.01)

  The holders of a majority in aggregate outstanding principal amount of any series of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (SECTION 6.06) The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Debentures may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may rescind and annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (SECTION 6.01)

  The holders of a majority in aggregate outstanding principal amount of any series of the Debentures may, on behalf of the holders of all the Debentures of such series, waive any past default except a default in the payment of principal, premium, if any, or interest. (SECTION 6.06) The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (SECTION 5.03)

CONCERNING THE TRUSTEE

  The Trustee, prior to an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his own affairs. (SECTION 7.01) Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holders of Debentures, unless offered reasonable security or indemnity by such security holders against the costs, expenses and liabilities which might be incurred thereby. (SECTION 7.02) The Trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (SECTION 7.01)

                                    EXPERTS

  The financial statements, schedule and exhibit pertaining to the Company's Statements Re: Calculation of the Consolidated Ratio of Earnings to Fixed Charges included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report on the financial statements of the Company, which includes an explanatory paragraph with respect to the discontinuance of the provisions of Statement of Financial Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," as discussed in Note 2 to the financial statements.

                             CERTAIN LEGAL MATTERS

  The validity of the New Debentures will be passed upon for the Company by William G. Mundy, Esq., Vice President-General Counsel of the Company. Certain legal matters in connection with the New Debentures will be passed upon for the underwriters, agents, or institutional purchasers by Milbank, Tweed, Hadley & McCloy of New York, New York.

                             PLAN OF DISTRIBUTION

  The Company may sell any series of the New Debentures in one or more of the following ways: (i) to underwriters for resale to the public or to institutional purchasers; (ii) directly to institutional purchasers; or (iii) through Company agents to the public or to institutional purchasers. The Prospectus Supplement with respect to each series of New Debentures will set forth the terms of the offering of such New Debentures, including the name or names of any underwriters or agents, the purchase price of such New Debentures and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such New Debentures may be listed.

  If underwriters are used in the sale, such New Debentures will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase any series of New Debentures will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such New Debentures if any are purchased. In the event of a default of one or more of the underwriters involving not more than 10% of the aggregate principal amount of the New Debentures offered for sale, the non-defaulting underwriters would be required to purchase the New Debentures agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of 10% of the aggregate principal amount of the New Debentures, the Company may, at its option, sell less than all the New Debentures offered.

  Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

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